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                                                                      Exhibit 15

The Board of Directors
JLG Industries, Inc.
McConnellsburg, PA 17233

We are aware of the incorporation by reference in the Registration Statements (Form S-8, No. 33-60366; Form S-8, No. 33-61333; Form S-8, No. 33-75746; Form
S-8, No. 333-71428; Form S-8, No. 333-71430; and Form S-8, No. 333-71432) of JLG
Industries, Inc. of our report dated February 21, 2003, relating to the unaudited condensed consolidated interim financial statements of JLG Industries, Inc. which are included in its Form 10-Q for the quarter ended January 31, 2003.



                                                           /s/ Ernst & Young LLP

Baltimore, Maryland
March 4, 2003